Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 15, 2022, with respect to the consolidated financial statements of Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”), for the year ended March 31, 2022, in this Amendment 1 of Form 20-F/A Registration Statement of Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”) filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

April 3, 2023